Exhibit (h)(13)

Calamos Investment Trust and Calamos Advisors Trust
Amendment to the Amended and Restated Transfer Agent Servicing Agreement

This amendment dated as of March 23, 2022 (the “Amendment”) to the Amended and Restated Transfer Agent Servicing Agreement, dated January 1, 2017, by and among Calamos Investment Trust, Calamos Advisors Trust and U.S. Bancorp Funds Services, LLC, (as amended, restated, modified or supplemented from time to time, collectively, the “Agreement”).

In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendment to the Agreement:

The separate series of Calamos Investment Trust and Calamos Advisors Trust set forth on Exhibit A of the Agreement is hereby replaced with the following Exhibit A:

Exhibit A to the Transfer Agent Servicing Agreement

The Calamos Fund Complex shall mean:

Calamos Investment Trust

Calamos Growth Fund

Calamos Select Fund

Calamos Growth and Income Fund

Calamos International Growth Fund

Calamos Global Opportunities Fund

Calamos High Income Opportunities Fund

Calamos Convertible Fund

Calamos Market Neutral Income Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos Global Sustainable Equities Fund

Calamos International Small Cap Growth Fund

Calamos Advisors Trust

Calamos Growth and Income Portfolio

All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Dated: March 23, 2022

Calamos Investment Trust		U.S. Bancorp Fund Services, LLC

By:	/s/ Stephen Atkins	By:	/s/ Anita Zagrodnik

Name:	Stephen Atkins	Name:	Anita Zagrodnik

Title:	Treasurer	Title:	Senior Vice President

Calamos Advisors Trust

By:	/s/ Stephen Atkins

Name:	Stephen Atkins

Title:	Treasurer

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